UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2012

VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey ___________________________ (State or other jurisdiction of incorporation)	001-33841 _____________________________ (Commission File Number)	20-8579133 ___________________________ (IRS Employer Identification No.)

1200 Urban Center Drive
Birmingham, Alabama 35242
(Address of principal executive offices) (zip code)

(205) 298-3000
Registrant's telephone number, including area code:

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

            In the course of recent Delaware litigation, Vulcan Materials Company (“Vulcan”) learned about the existence of undisclosed confidentiality agreements between Martin Marietta Materials, Inc. (“Martin Marietta”) and its proposed nominees for Vulcan’s Board of Directors.  These agreements, which were not disclosed in Martin Marietta’s nomination documents, raise questions about the relationship between Martin Marietta and such nominees, as well as the qualifications of these nominees under Vulcan’s governing documents.  The agreements also raise concerns about the ability of such nominees to discharge their duties to Vulcan and its shareholders independently of obligations to Martin Marietta.  Vulcan has requested that such agreements, and any other relevant agreements, arrangements or understandings, be made available to it immediately.

                A letter that Vulcan has sent to Martin Marietta today on this topic is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.                  Description

99.1                             Letter to Martin Marietta Materials, Inc., dated April 2, 2012

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                Vulcan Materials Company

Date:  April 2, 2012                                    By:          /s/ Robert A. Wason

                                                                                    Name:  Robert A. Wason IV

                                                                                    Title:    Senior Vice President

                                                                                                & General Counsel

EXHIBIT INDEX

Exhibit No.                 Description

99.1                             Letter to Martin Marietta Materials, Inc., dated April 2, 2012